EXHIBIT 23-d

                      [LETTERHEAD OF BK ASSOCIATES, INC.]


                                              January 25, 2006


                         CONSENT OF BK ASSOCIATES, INC.

     We hereby consent to the incorporation by reference in this Registration Statement of Morgan Stanley on Form S-3ASR of the references to us appearing in:
(1) Note 18 to Morgan Stanley's consolidated financial statements and notes thereto recast for discontinued operations for the fiscal years ended November 30, 2004, 2003 and 2002 included as exhibit 99.1 in the Current Report on Form 8-K of Morgan Stanley filed with the Securities and Exchange Commission on October 12, 2005 (the "Current Report"); (ii) Note 16 to Morgan Stanley's condensed consolidated financial statements and notes thereto recast for discontinued operations for the three months ended February 28, 2005 and February 29, 2004, included as exhibit 99.2 in the Current Report; and (iii)
Note 16 to Morgan Stanley's condensed consolidated financial statements and notes thereto recast for discontinued operations for the three and six months ended May 31, 2005 and May 31, 2004, included as exhibit 99.3 in the Current Report.

                                       BK ASSOCIATES, INC.


                                   By: /s/ R. L. Britton
                                       ---------------------------------------
                                       Name:  R. L. Britton
                                       Title: Vice President
                                              ISTAT Senior Certified Appraiser